Exhibit 99.1

Nocturne Acquisition Corporation Announces Closing of Fully-Exercised Over-Allotment Option in Connection with Its Initial Public Offering

La Jolla, CA, April 14, 2021 – Nocturne Acquisition Corporation (NASDAQ: MBTCU, the “Company”) announced today that the underwriters in its initial public offering, pursuant to the terms of the underwriting agreement, fully exercised their over-allotment option and, on April 14, 2021, closed the purchase of an additional 1,500,000 units in connection with its initial public offering at $10.00 per unit, generating additional gross proceeds of $15,000,000 and bringing the total gross proceeds of the initial public offering to $115,000,000. Each unit consists of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of an initial business combination.

The total aggregate issuance by the Company of 11,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $115,000,000.

The units are listed on The NASDAQ Capital Market (“NASDAQ”) and began trading under the ticker symbol “MBTCU” on March 31, 2021. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “MBTC,” and “MBTCR,” respectively.

Chardan acted as sole book running manager in the offering.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and related private placements of units, $116,150,000 (or $10.10 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of April 5, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the concurrent private placement (but not including the closing of the additional units described herein or the private placement on such date) was included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”).

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on March 29, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Chardan, 17 State Street, 21st floor, New York, New York 10004. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nocturne Acquisition Corp.

Nocturne Acquisition Corporation is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus its search for targets bringing to market disruptive technologies in the blockchain/crypto and artificial intelligence technology sectors. Equity value of potential targets is expected to be in the $300 million to $1 billion USD range. For more information about Nocturne Acquisition Corporation, please visit the company’s investor relations website: www.nocturnecorp.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

MBTC Company/Media Contact:

investors@nocturnecorp.com

media@nocturnecorp.com

MBTC Investor Relations Contact:

Chris Tyson/Doug Hobbs

SPAC Alpha IR+

(949) 491-8235

MBTC@mzgroup.us